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NEWS ANNOUNCEMENT
                            [LOGO OF JAFFONI & COLLINS, INCORPORATED]


CONTACT:
Warren Braverman                              Joseph N. Jaffoni
Chief Operating Officer                       David C. Collins
Cinergi Pictures Entertainment Inc.           Jaffoni & Collins Incorporated
310/315-6000                                  212/835-8500

FOR IMMEDIATE RELEASE


           STOCKHOLDERS OF CINERGI PICTURES ENTERTAINMENT VOTE TO
               APPROVE ASSET SALES AND MERGER OF THE COMPANY

       - Company Consummates Asset Sale to Walt Disney Pictures and Television;
          Sale of Rights in DIE HARD WITH A VENGEANCE to Twentieth Century Fox
             Film Corporation and Merger Anticipated to be Completed Soon -

Santa Monica, CA, (December 23, 1997) -- Cinergi Pictures Entertainment Inc.

(Nasdaq: CINE) announced that at today's Special Meeting of Stockholders,

stockholders voted to approve the sale of substantially all of the Company's assets, including the sale of substantially all of the Company's motion picture library, pursuant to a Purchase and Sale Agreement dated as of

April 3, 1997, as amended, between the Company and Walt Disney Pictures and

Television, and an Assignment Agreement dated as of July 14, 1997, as amended, between the Company and Twentieth Century Fox Film Corporation. Upon

stockholder approval, the sale of substantially all of the films in the

Company's motion picture library to Disney was consummated. The Company currently anticipates that the sale of the Company's rights in DIE HARD WITH

A VENGEANCE to Fox will be completed shortly.


Stockholders also voted to approve the previously announced Agreement of

Merger, dated as of September 2, 1997, as amended, among the Company, Andrew G.

Vajna (Chairman of the Board, President and Chief Executive Officer of the

Company), Valdina Corporation N.V. and CPEI Acquisition, Inc. (entities indirectly owned by Mr. Vajna), pursuant to which stockholders of the Company

(other than Mr. Vajna, Valdina, and stockholders who perfect dissenters'

rights) will be entitled to receive merger consideration of $2.52 per share upon

                                    -more-
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CINERGI PICTURES ENTERTAINMENT, 12/23/97                                PAGE 2


conversion of their Cinergi shares in the merger of the Company and CPEI

Acquisition, Inc. The Merger Proposal was approved by a majority of the

Company's outstanding shares of Common Stock, as well as by a majority of the shares of Common Stock voted at the Special Meeting on the Merger Proposal

(including abstentions, but excluding broker non-votes), without taking into account those shares owned by Mr. Vajna, Valdina, any affiliate of Vajna or

Valdina, any executive officer or director of the Company, or Disney. Having secured stockholder approval, the company currently anticipates consummating the merger prior to year-end. Upon completion of the merger, Cinergi will become wholly owned by Mr. Vajna and Valdina.


The Company was formed in 1989 as an independent producer and distributor of motion pictures which are distributed in domestic and international theatrical and ancillary markets, including home video, cable and broadcast television.


THIS PRESS RELEASE INCLUDES FORWARD LOOKING STATEMENTS THAT INVOLVE RISKS AND

UNCERTAINTIES. CERTAIN FACTORS MAY CAUSE ACTUAL EVENTS TO DIFFER MATERIALLY

FROM THOSE CONTAINED IN THE FORWARD LOOKING STATEMENTS. NO ASSURANCES CAN BE

GIVEN THAT THE SALE OF THE COMPANY'S RIGHTS IN DIE HARD WITH A VENGEANCE TO

TWENTIETH CENTURY FOX FILM CORPORATION (WHICH IS SUBJECT TO CERTAIN

CONDITIONS) WILL BE COMPLETED. NO ASSURANCES CAN BE GIVEN THAT THE MERGER,

WHICH IS SUBJECT TO A NUMBER OF CONDITIONS AND TO TERMINATION IN CERTAIN

CIRCUMSTANCES WILL CONSUMMATED. ALTHOUGH THE COMPANY ANTICIPATES THAT THE

MERGER WILL BE CONSUMMATED PRIOR TO YEAR-END, THE MERGER

                                    -more-
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CINERGI PICTURES ENTERTAINMENT, 12/23/97                            PAGE 3


COULD BE DELAYED BEYOND SUCH TIME AS A RESULT OF A VARIETY OF FACTORS,

INCLUDING THE TIME REQUIRED TO SATISFY CONDITIONS TO THE MERGER. UNDER

CERTAIN CIRCUMSTANCES, IF THE MERGER IS NOT CONSUMMATED IN 1997, THE PARTIES

TO THE MERGER AGREEMENT WILL BE REQUIRED TO CONSENT TO AN EXTENSION OF THE

MERGER AGREEMENT. DUE TO THE ADDITIONAL OPERATING EXPENSES AS A RESULT OF

CONSUMMATING THE MERGER IN 1998, THERE CAN BE NO ASSURANCES THAT THE PARTIES

TO THE MERGER AGREEMENT WOULD AGREE TO AN EXTENSION OF THE DECEMBER 31, 1997

DATE ON THE CURRENT TERMS OF THE MERGER AGREEMENT. CINERGI AND ITS OPERATIONS

ARE ALSO SUBJECT TO THE RISKS AND UNCERTAINTIES DESCRIBED IN CINERGI'S

REPORTS FILED FROM TIME TO TIME WITH THE SECURITIES AND EXCHANGE COMMISSION,

INCLUDING, WITHOUT LIMITATION, CINERGI'S QUARTERLY REPORT ON FORM 10-Q FOR

THE QUARTER ENDED SEPT. 30, 1997, CINERGI'S FORM 8-K DATED APRIL 3, 1997

FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 4, 1997, CINERGI'S

FORM 8-K DATED JULY 9, 1997 FILED WITH THE SECURITIES AND EXCHANGE COMMISSION

ON JULY 17, 1997, CINERGI'S FORM 8-K DATED AUGUST 25, 1997 FILED WITH THE

SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 5, 1997, CINERGI'S FORM 8-K

DATED OCT. 2, 1997 FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCT. 9,

1997, CINERGI'S FORM 8-K DATED DECEMBER 12, 1997 FILED WITH THE SECURITIES AND

EXCHANGE COMMISSION ON DECEMBER 16, 1997, CINERGI'S ANNUAL REPORT ON FORM 10-K

FOR THE YEAR ENDED DECEMBER 31, 1996 AND CINERGI'S DEFINITIVE PROXY STATEMENT

DATED DECEMBER 1, 1997.

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